                                                                     EXHIBIT 5.2




                             MCN ENERGY GROUP INC.

                            (A MICHIGAN CORPORATION)

                                1,500,000 SHARES

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


                        INTERNATIONAL PURCHASE AGREEMENT


                                                                   June 24, 1997


MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED
SMITH BARNEY INC.
  As the Lead Managers of the several International
   Managers
  c/o Merrill Lynch International
      Ropemaker Place
      25 Ropemaker Street
      London EC2Y 9LY
      England

Ladies and Gentlemen:

         MCN Energy Group Inc., a Michigan corporation (the "Company") confirms its agreement with Merrill Lynch International and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch International, Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., PaineWebber International (U.K.) Ltd., Salomon Brothers International Limited and Smith Barney Inc. are acting as representatives (in such capacity, collectively, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 225,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,500,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 225,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

                 Prior to the purchase and public offering of the International Securities by the several International Managers, the Company and the Lead Managers, acting on behalf of the several International Managers, shall enter into an agreement substantially in the form of Exhibit A hereto (the "International Pricing Agreement"). The International Pricing Agreement may take the form of an exchange of any standard form of written communication between the Company and the Lead Managers and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the International Securities will be governed by this Agreement, as supplemented by the International Pricing Agreement. From and after the date of the execution and delivery of the International Pricing Agreement, this Agreement shall be deemed to incorporate the International Pricing Agreement.

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 7,000,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Salomon Brothers Inc and Smith Barney Inc. are acting as


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representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the 1,050,000 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters. Prior to the purchase and public offering of the U.S. Securities by the several U.S. Underwriters, the Company and the U.S. Representatives, acting on behalf of the U.S. Underwriters, shall enter into an pricing agreement (the "U.S. Pricing Agreement") specifying the applicable information as set forth in the U.S. Purchase Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, the offering of the U.S. Securities will be governed by the U.S. Purchase Agreement, as supplemented by the U.S. Pricing Agreement.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.





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         The Company, and MCN Financing II, MCN Financing III and MCN Financing
IV (collectively, the "MCN Trusts") have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-21175) and pre-effective amendment no. 1 thereto covering the registration of securities of the Company and the MCN Trusts, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the International Pricing Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; provided, however, that all references to the "Registration Statement" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable International Pricing Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement. Two forms of prospectus supplement are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus Supplement") and one relating to the U.S.
Securities (the "Form of U.S. Prospectus Supplement"). The form of International Prospectus Supplement is identical to the Form of U.S. Prospectus Supplement, except for the front cover, inside front cover and back cover pages and the information under the caption "Underwriting." The final Form of International Prospectus Supplement and the final form of U.S. Prospectus Supplement, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and including





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the prospectus constituting a part of the Registration Statement, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated June 3, 1997 and preliminary U.S. Prospectus dated June 3, 1997, respectively, each together with the applicable term sheet (a "Term Sheet") and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the International Pricing Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, the International Prospectus Supplement, the U.S. Prospectus Supplement or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of International Prospectus Supplement and Form of U.S. Prospectus Supplement) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of International Prospectus Supplement and Form of U.S. Prospectus Supplement) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of





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any document under the 1934 Act which is incorporated by reference in the
Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.


         SECTION 1.  Representations and Warranties.

         (a) The Company represents and warrants to each International Manager as of the date hereof, as of the date of the International Pricing Agreement and as of the Closing Time referred to in Section 2(c) hereof, and, if applicable, as of each Date of Delivery referred to in Section 2(b) hereof (in each case, an "International Representation Date") as follows:

                 (i) No stop order suspending the effectiveness of the Registration Statement or any Rule 464(b) Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

                 (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and at each International Representation Date, the Registration Statement, any Rule 462 Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectuses nor any amendments or supplements thereto, at the time that the Prospectuses or any such amendment or supplement was issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.





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If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the
Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

                 Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the International Managers for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                 (iv) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectuses are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.





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                 (v)  The financial statements of the Company included or
incorporated by reference in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectuses present fairly in accordance with GAAP the information required to be stated therein. The ratio of earnings to fixed charges included in the Prospectuses has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected financial information and the summary financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                 (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, and except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.





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                 (vii)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectuses and to enter into and perform its obligations under, or as contemplated under, this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

                 (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectuses, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectuses, all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party, or otherwise.

                 (ix) The Company has authorized, issued and outstanding capital as set forth in the Prospectuses; since the date indicated in the Prospectuses there has been no change in the consolidated capitalization of the Company and its





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subsidiaries (other than changes in outstanding Common Stock resulting from employee benefit plan or dividend reinvestment and stock purchase plan transactions). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

                 (x) This Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement have been duly authorized, executed and delivered by the Company.

                 (xi) The Securities and the preferred share purchase rights (the "Rights") to be issued with the Securities have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company against payment of the consideration as provided in the International Pricing Agreement and the U.S. Pricing Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock and the Rights conform to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or by- laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

                 (xii) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, note, lease, loan or credit agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any





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of its subsidiaries is subject, or in violation of any applicable law, rule or regulation or any judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

                 (xiii) The execution, delivery and performance of this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any property or assets of the Company or any subsidiary thereof is subject, nor will such action result in any violation of the provisions of the charter of by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule or regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective property, assets or operations.

                 (xiv) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary's principal suppliers, manufacturers, customers or contractors which, in either case, may reasonably be expected to result in a Material Adverse Effect.





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


                 (xv) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectuses (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated by this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement or the performance by the Company of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective properties or operations is the subject which are not described in the Registration Statement and the Prospectuses, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                 (xvi) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

                 (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement or the consummation of the transactions contemplated by this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or foreign or state securities or blue sky laws.

                 (xviii) The Company and its subsidiaries have good and marketable title to all real property owned by them and good





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

title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; the pipeline, distribution main and underground gas storage easements enjoyed by the Company or its subsidiaries are valid, subsisting and enforceable easements with such exceptions as are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries.

                 (xix) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, approvals, consents, orders and other authorizations (collectively, the "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the ownership or lease of the material properties owned or leased by each of them and to conduct the business now operated by each of them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                 (xx) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxi) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require it to register thereunder.

                 (xxii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                 (xxiii) None of the Company, its subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Common Stock.

                 (xxiv) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectuses was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

                 (b) Any certificate signed by any officer of the Company or any subsidiary and delivered to the International Managers or to counsel for the International Managers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to the International Managers; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per security set forth in the International Pricing Agreement, the number of Initial International Securities set forth in Schedule A hereto opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase at their election up to an additional 225,000 shares of Common Stock at the price per share set forth in the International Pricing Agreement, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire automatically at the close of business on the 30th calendar day after the date of the International Pricing Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Global Coordinator but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Global Coordinator and the Company. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Lead Managers in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 a.m. (Eastern time) on the third (fourth, if pricing of the Securities occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date of execution of the International Pricing Agreement (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being referred to herein as the "Closing Time").

                 In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Lead Managers and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

                 Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial

International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch International, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time of the relevant of Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers no later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         (e) If settlement for the International Option Securities occurs after the Closing Time, the Company will deliver to the International Managers on the relevant Date of Delivery, and the obligations of the International Managers to purchase the International Option Securities shall be conditioned upon the receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Closing Time pursuant to Section 5(i) hereof.

         SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

         (a) Promptly following the execution of this Agreement, the Company will cause the Prospectuses, including as a part thereof a prospectus supplement relating to the Securities, to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and will take steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the

Commission and, in the event that it was not, it will promptly file such prospectus.

         (b) The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434 of the 1933 Act Regulations, as applicable, and will notify the Lead Managers immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectuses, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or Prospectuses, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (c) The Company will give the Lead Managers notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Lead Managers with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision to which the Lead Managers or counsel for the International Managers shall object.

         (d) The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) The Company will deliver to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (f) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers, without charge, such number of copies of such amendment or supplement as the International Managers may reasonably request.

         (g) The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Lead Managers may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with distribution of the Securities.

         (h) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

         (j) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 of the 1933 Act Regulations, then immediately following the execution of the International Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or Term Sheet, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

         (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 p.m. Eastern time on the date of the International Pricing Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         (l) The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (m) The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

         (n) During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch International, directly or indirectly, issue, pledge, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, any share of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, except for (a) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (b) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company and its subsidiaries and (c) any shares of Common Stock issued pursuant to dividend reinvestment and stock purchase plans of the Company.

         (o) During a period of three years from the Closing Time, to make generally available to the International Managers copies of all reports and other communications (financial or other) mailed to stockholders, and to deliver to the International Managers promptly after they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and shall furnish such additional information concerning the business and financial condition of the Company as the International Managers may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

         (q) None of the Company, its subsidiaries or any of their respective directors, officers or controlling persons, will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the International Pricing Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto; (ii) the printing and delivery to the Underwriters of this Agreement, the International Pricing Agreement, any Agreement among Underwriters, any Intersyndicate Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes or any stamp or other duties payable upon the sale of the Securities to the Underwriters and the transfer of the Securities between the International Managers and the U.S. Underwriters;
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents; (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the International Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet and of the Prospectuses and any amendments or supplements thereto; (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto;
(viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) any fees payable to the Commission; and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

                 If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the International Managers.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and on the date hereof and at the Closing Time and any Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the International Managers. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act

Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b).

         (b)  At the Closing Time the Lead Managers shall have received:

                 (1) The favorable opinion, dated as of the Closing Time, of Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect that:

                               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

                              (ii)   The Company has corporate power and
         authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement.

                             (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                              (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses (except for subsequent issuances, if any, pursuant to the International Purchase Agreement and the U.S. Purchase Agreement or pursuant to employee benefit plan or dividend reinvestment and stock purchase plan transactions); the shares issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company.

                               (v)   The Securities to be purchased by the
         International Managers and the U.S. Underwriters have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth in the International Pricing Agreement and the U.S. Pricing Agreement, will be validly issued and fully paid and non-assessable. The form of certificate used to evidence the Securities is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company, and with the requirements of the New York Stock Exchange.

                              (vi)   The issuance of the Securities is not
         subject to preemptive or other similar rights arising by law or, to the best of such counsel's knowledge, otherwise.

                             (vii)   The Rights to be issued with the
         Securities have been duly authorized and, upon the issuance of the Securities, will be validly issued and conform in all material respects to the description thereof in the Prospectuses.

                            (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectuses, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectuses, all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.

                              (ix) This Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement have been duly authorized, executed and delivered by the Company.

                               (x) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

                              (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                             (xii) The documents incorporated by reference in the Prospectuses (other than the financial statements and supporting schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                            (xiii)   The Company meets the registrant
         requirements for use of Form S-3 under the 1933 Act Regulations.

                             (xiv) The execution, delivery and performance by the Company of this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and Prospectus and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary thereof, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

                              (xv) To the best of such counsel's knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened, against or affecting the Company or any subsidiary thereof which is required to be disclosed in the Registration Statement and the Prospectuses (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof of the consummation of the transactions contemplated in this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement or the performance by the Company of its obligations hereunder and thereunder.

                             (xvi) The information in the Prospectuses under the captions "MCN Energy Group Inc.," "Use of Proceeds", "Certain United States Tax Consequences to Non-United States Holders," "Capitalization," and "Description of MCN Capital Stock",to the extent that they involve matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                            (xvii) To the best of such counsel's knowledge and information, neither the Company or any subsidiary thereof is in violation of its charter or by-laws and no default by the Company or any subsidiary thereof exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties or assets are bound, except for violations and defaults that would not result in a Material Adverse Effect.

                           (xviii)   All descriptions in the Prospectuses of
         contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects. To the best of such counsel's knowledge and information, there are no franchises, contracts, indentures, mortgages, loan or credit agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or incorporated by reference as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                             (xix) No filing with, authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement, the International Pricing Agreement, the U.S. Purchase Agreement and the U.S. Pricing Agreement or for the offering, issuance and sale of the Securities or the performance by the Company of its obligations in this Agreement, the International Pricing Agreement, the U.S.
         Purchase Agreement and the U.S. Pricing Agreement.

                              (xx) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them as described in the Registration Statement and the Prospectuses with such exceptions as are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise; all such licenses, franchises, permits, certificates, authorizations, approvals, consents and orders are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                             (xxi) The Company is not an "investment company" or an entity under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                            (xxii) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except
         Section 9 thereof) which would otherwise require it to register thereunder.

                          Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any Rule 430A Information and Rule 434 Information (if applicable)(except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, as to which counsel need express no opinion), at the time such Registration Statement became effective or at the date of the International Pricing Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which counsel need express no opinion), at the time the Prospectuses were issued, at the time of any such amended or supplemented Prospectuses were issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (2) The favorable opinion, dated as of then Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (v), (vi),
(ix), (x), (xi) and the last paragraph of Section 5(b)(1). In giving such opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to certain matters of Michigan law upon the opinion of Daniel L. Schiffer, Esq., counsel for the Company, which shall be delivered in accordance with Section 5(b)(1) hereof.

         (c) At the Closing Time, the Lead Managers shall have received a certificate of the President or a Vice-President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company and dated as of the Closing Time, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (d) At the time of the execution of this Agreement, the Lead Managers shall have received from Deloitte & Touche LLP a letter dated such date in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth below and as to such other matters as the Lead Managers may reasonably request, that:

                 (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

                 (ii) In their opinion, the consolidated financial statements and any financial statement schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectuses as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations;

                 (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated financial statements included in the Company's Quarterly

         Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectuses as amended or supplemented for the periods specified in such letter, a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of the Company and its subsidiaries since the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A)     the unaudited condensed consolidated
                 financial statements set forth in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectuses as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations as they apply to Form 10-Q or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Prospectuses as amended or supplemented;

                          (B) any other unaudited income statement data and balance sheet items included in the Prospectuses as amended or supplemented do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived;

                          (C) any unaudited pro forma consolidated condensed financial statements or any unaudited pro forma consolidating financial statements included or incorporated by reference in the Prospectuses as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                          (D) as of a specified date not more than five days prior to the date of this Agreement, there has been any decrease or increase in the common stock (except for any increases in connection with any employee benefit, dividend reinvestment or stock purchase plan of the Company) or any increase or decrease in redeemable cumulative preferred securities or long-term debt including capital lease obligations and current maturities (except for sinking fund and installment requirements under their long-term debt agreements, terms of the preferred securities of subsidiaries and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholders' equity of the Company and its consolidated subsidiaries (other than periodic dividends declared to shareholders and any decreases pursuant to the terms of the preferred redeemable increased dividend equity securities of the Company), in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position of the Company and its subsidiaries incorporated by reference in the Registration Statement and the Prospectuses as amended or supplemented, except in each case for increases or decreases which the Prospectuses as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                          (E) for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Prospectuses as amended or supplemented to the end of the latest period for which unaudited condensed consolidated financial statements or financial information are available there were any decreases in consolidated operating revenues, operating income, net income or earnings available for Common Stock of the Company and its consolidated subsidiaries, or any increases in any items specified by the Lead Managers, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Lead Managers, except in each case for increases or decreases which the Prospectuses as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                          (F)     the unaudited condensed consolidated
                 financial statements referred to in Clause (E) are not stated on a basis substantially consistent with the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectuses as amended or supplemented.

                 (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectuses as amended or supplemented and included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                 (v) In addition to the limited procedures, reading of minutes, inquiries and other procedures referred to in clause (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting and financial records of the Company and its subsidiaries, which appear in the Prospectuses as amended or supplemented and the Registration Statement, in the Company's Annual Report on Form 10-K for the latest year ended and in the

         Company's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the U.S.
         Representatives, and have compared certain of such amounts, percentages and financial information with the accounting and financial records of the Company and its subsidiaries and have found them to be in agreement; and

                 (vi) If applicable and agreed to by the parties, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the selected financial data, pro forma financial information, prospective financial statements, consolidating financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the U.S. Representatives.

         (e) At the Closing Time, the Lead Managers shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (f) At the Closing Time the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (g) Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

         (h) At the Closing Time, and at each Date of Delivery, if any, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

         (i) In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of, and as if made on, each Date of Delivery, and at the relevant Date of Delivery, the Lead Managers shall have received:

                 (1) A certificate, dated such Date of Delivery, of the President or a Vice-President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof is true and correct as of such Date of Delivery.

                 (2) The favorable opinion of Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

                 (3) The favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchase on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

                 (4) A letter from Deloitte & Touche LLP in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(d) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         (a) The Company agrees to jointly and severally indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                               (i)   against any and all loss, liability,
         claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                              (ii)   against any and all loss, liability,
         claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                             (iii) against any and all expense whatsoever, as incurred (including, the fees, expenses and disbursements of counsel chosen by Merrill Lynch International), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through Merrill Lynch International expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto); provided, further, that such indemnity with respect to the preliminary prospectus shall not inure to the benefit of the International Managers (or any person controlling such International Managers) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if such person did not receive a copy of the International Prospectus (or the International Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such International Securities to such person in any case where the Company complied with its obligations under Sections 3(c) and 3(g) hereof and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus (or any amendment or supplement thereto) was corrected in the International Prospectus (or the International Prospectus as amended or supplemented).

         (b) Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through Merrill Lynch International expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch International, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7.  Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other hand from the offering of the International Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such International Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A to this Agreement, and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the International Pricing Agreement, or contained in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities to the International Managers.

         SECTION 9.  Termination of Agreement.

         (a) The Lead Managers may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time, if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock or any other security of the Company has been suspended or limited by the Commission, National Association of Securities Dealers, Inc. or the New York Stock Exchange, or if trading generally on either the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Michigan authorities.

         (b) If this Agreement and the International Pricing Agreement are terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at the Closing Time or a Date of Delivery to purchase the

Securities which it or they are obligated to purchase under this Agreement and the International Pricing Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                 (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement, or with respect to any Date of Delivery which occurs after the Closing Time, the obligations of the International Managers to purchase and of the Company to sell the Option Securities to be purchase and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

                 No action taken pursuant to this Section 10 shall relieve any defaulting International Manager from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Managers under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at: Merrill Lynch International, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, England, attention of Equity Capital Markets, with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, attention of William S. Lamb, Esq.; notices to the Company shall be directed to it at MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226, attention of Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary.

         SECTION 12. Parties. This Agreement and the International Pricing Agreement shall each inure to the benefit of and be binding upon the Company and the International Managers and their respective successors. Nothing expressed or mentioned in this Agreement or the International Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the International Pricing Agreement or any provision herein or therein contained. This Agreement and the International Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE U.S. PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO

AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME UNLESS OTHERWISE INDICATED.

         SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement between the International Managers and the Company in accordance with its terms.


                                        Very truly yours,

                                        MCN ENERGY GROUP INC.




                                        By:/s/ Sebastian Coppola
                                           -----------------------------------
                                           Name: Sebastian Coppola
                                           Title: Senior Vice President and
                                                  Treasurer



CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED
SMITH BARNEY INC.

By: MERRILL LYNCH INTERNATIONAL



By: /s/ Anthony V. Leness
    --------------------------------------
Authorized Signatory:

For themselves and as the Lead Managers of the several International Managers named in Schedule A hereto.

                                   SCHEDULE A





                        Name of International Manager              Number of
                        -----------------------------               Initial
                                                                 International
                                                                   Securities
                                                                 -------------
 Merrill Lynch International . . . . . . . . . . . . . . . . .      250,000

 Donaldson, Lufkin & Jenrette
       Securities Corporation  . . . . . . . . . . . . . . . .      250,000

 A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . .      250,000
 PaineWebber International (U.K.) Ltd. . . . . . . . . . . . .      250,000

 Salomon Brothers International Limited  . . . . . . . . . . .      250,000
 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . .      250,000


                                                                  ---------

           Total . . . . . . . . . . . . . . . . . . . . . . .    1,500,000
                                                                  =========

                                                                       EXHIBIT A

                                1,500,000 SHARES

                             MCN ENERGY GROUP INC.

                            (A MICHIGAN CORPORATION)

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                               PRICING AGREEMENT


                                                                   June 24, 1997


MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED
SMITH BARNEY INC.
  As the Lead Managers of the several International Managers named in the within-mentioned International Purchase Agreement
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

                 Reference is made to the International Purchase Agreement, dated June 24, 1997 (the "International Purchase Agreement"), relating to the purchase by the several International Managers named in Schedule A thereto for whom Merrill Lynch International, Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., PaineWebber International (U.K.) Ltd., Salomon Brothers International Limited and Smith Barney Inc. are acting as representatives (in such capacity, the "Lead Managers"), of the shares of common stock, par value $.01 per share, of MCN Energy Group Inc. (the "Company"). Capitalized terms used which are not defined herein shall have the meanings assigned to such terms in the International Purchase Agreement.

                 Pursuant to Section 2 of the International Purchase Agreement, the Company agrees with each International Manager as follows:

                 1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $29.125.

                 2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $28.295, being an amount equal to the initial public offering price set forth above less $.83 per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) of the International Purchase Agreement shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                        Very truly yours,


                                        MCN ENERGY GROUP INC.



                                        By:/s/ Sebastian Coppola
                                           ----------------------------------
                                           Name: Sebastian Coppola
                                           Title: Senior Vice President and
                                                  Treasurer


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
          SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SALOMON BROTHERS INTERNATIONAL LIMITED
SMITH BARNEY INC.

By:  MERRILL LYNCH INTERNATIONAL

By: /s/ Anthony V. Leness
   ---------------------------------------
Authorized Signatory:

For themselves and as the Lead Managers of the several International Managers named in the International
Purchase Agreement.





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